Exhibit 10.1

PHASE FORWARD INCORPORATED

SECOND AMENDED AND RESTATED 2003 NON-EMPLOYEE DIRECTOR

STOCK OPTION PLAN

1.             Purpose.  This Non-Qualified Stock Option Plan, to be known as the Second Amended and Restated 2003 Non-Employee Director Stock Option Plan (hereinafter, this “Plan”) is intended to promote the interests of Phase Forward Incorporated (hereinafter, the “Company”) by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the “Board”).

2.             Available Shares.  The total number of shares of common stock, par value $.01 per share, of the Company (the “Common Stock”), for which options may be granted under this Plan shall not exceed 562,000 shares, subject to adjustment in accordance with paragraph 10 of this Plan. Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise (and without being used to pay the exercise price or tax withholding), in whole or in part, the shares reserved therefor shall continue to be available under this Plan.

3.             Administration.  This Plan shall be administered by the Board or by a committee appointed by the Board (the “Committee”). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

4.             Automatic Grant of Options.  Subject to the availability of shares under this Plan, (i) each person who is a member of the Board during the term of this Plan and who is not an employee or officer of the Company or affiliated with a “Purchaser” (as such term is defined in the Fifth Amended and Restated Investors’ Rights Agreement, as amended) (such director referred to as an “Outside Director”) shall be automatically granted an option (a “Director Option”) to purchase 100,000 shares of Common Stock less the number of shares of Common Stock, if any, then subject to an issued and outstanding stock option or otherwise held by the Outside Director (the “Number of Option Shares”) on the later of (A) the date of the Outside Director’s election to the Board or (B) October 21, 2003 (the “Grant Date”).  The options to be granted under this paragraph 4 shall be the only options ever to be granted at any time to such member under this Plan. Except for the specific options referred to above, no other options shall be granted under this Plan.

5.             Option Price and Fair Market Value.  The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of paragraph 10 of this Plan. For purposes of this Plan, if, at the time an option is granted under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market.

6.             Period of Option.  Unless sooner terminated in accordance with the provisions of paragraph 8 of this Plan, an option granted hereunder shall expire on the date which is ten (10) years after the date of grant of the option.

7.             Vesting of Shares and Non-Transferability of Options.

(a)           Vesting.  Options granted under this Plan shall not be exercisable until they become vested.  Director Options granted under Paragraph 4 of the Plan shall vest in the optionee, and thus become exercisable so that 6.25% of each Director Option shall become exercisable at the end of each fiscal quarter following the Grant Date, provided that the optionee has (i) continuously served as a member of the Board through such vesting date and (ii) attended at least seventy-five percent (75%) of Board meetings, including at least fifty percent (50%) of Board meetings in person (the “Minimum Attendance Criteria”), during the prior four fiscal quarters.  Notwithstanding the foregoing, unless otherwise sooner vested in accordance with the terms of the Plan, all Director Options shall vest and become exercisable on the date that is five (5) years from the Grant Date; provided that the optionee has continuously served as a member of the Board through such vesting date.  For purposes of calculating the Minimum Attendance Criteria during the first three fiscal quarters following the Grant Date, the Minimum Attendance Criteria shall be deemed satisfied for each such fiscal quarter even if the Outside Director fails to attend any meetings during such period(s); provided, however that, in the event the Outside Director resigns as a member of the Board prior to the first anniversary of the Grant Date and the Outside Director has not attended at least seventy-five percent (75%) of Board meetings, including at least fifty percent (50%) of Board meetings in person prior to such resignation, the Outside Director shall be prohibited from exercising any of the Director Options (including those that have otherwise vested).  For purposes of enforcing the foregoing provision, the Company may hold in escrow shares exercised under the Director Options during the first three fiscal quarters following the Grant Date.  In the event that an Outside Director fails to meet the Minimum Attendance Criteria for a given fiscal quarter, that portion of the Director Option due to vest on such date shall expire and shall no longer be exercisable until the date which is five (5) years from the Grant Date.  The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan.

(b)           Forgiveness of Minimum Attendance Criteria in the Event of Disability or Illness.  Notwithstanding anything to the contrary in this Plan, in the event an Outside Director fails to meet the Minimum Attendance Criteria for any given fiscal quarter, the Board may, acting unanimously, choose to deem the Minimum Attendance Criteria satisfied for such fiscal quarter if the Board determines that the Outside Director was unable to attend the minimum number of Board meetings due to disability, illness or family obligations.

(c)           Acceleration Upon a Change of Control.  The form of instruments granting stock options pursuant to this Plan shall provide that in the event of a Change of Control of the Company (as defined in subsection (c) below), then one hundred percent (100%) of the options issued pursuant to such instruments and not yet exercisable shall immediately vest and become exercisable.

(d)           Definition of “Change of Control”.  For purposes of this Plan, a “Change in Control” shall mean and include any of the following:

(i)            a merger or consolidation of the Company with or into any other corporation or other business entity in which the Company is the surviving corporation (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding securities having the right to vote in an election of the Board of Directors (“Voting Stock”) of the Company); or any such merger or consolidation in which the Company is not the surviving corporation;

(ii)           a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company’s assets;

(iii)          the acquisition by any person or any group of persons (other than the Company, any of its direct or indirect subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares of the Company’s Voting Stock as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 50% or more of the combined voting power of the Voting Stock of the Company other than as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition of securities by the Company which by reducing the number of shares of the Voting Stock outstanding increases the proportionate voting power represented by the Voting Stock owned by any such person to 50% or more of the combined voting power of such Voting Stock; and

(iv)          a change in the composition of the Company’s Board of Directors following a tender offer or proxy contest, as a result of which persons who, immediately prior to a tender offer or proxy contest, constituted the Company’s Board of Directors shall cease to constitute at least a majority of the members of the Board of Directors.

(e)           Legend on Certificates. The certificates representing such shares shall carry such appropriate legend, and such written instructions shall be given to the Company’s transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

(f)            Non-transferability. Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution and shall be exercisable during the optionee’s lifetime only by him or her.

8.             Termination of Option Rights.

(a)           In the event an optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 45 days of the date the optionee ceased to be a member of the Board; and all options shall terminate after such 45 days have expired.

(b)           In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee’s personal representative, heir or legatee, in the event of death) within 365 days of the date the optionee ceased to be a member of the Board by reason of his or her death or permanent disability; and all options shall terminate after such 365 days have expired.

9.             Exercise of Option and Resale Restrictions.

(a)           Exercise of Options. Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to Phase Forward Incorporated at its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares.  Payment may be:

(i) by check payable to the order of the Company;

(ii) except as otherwise provided in the applicable option agreement, and only if the Common Stock is then publicly traded, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or by delivery by the optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii)          by delivery of shares of Common Stock owned by the optionee valued at fair market value (as determined in accordance with Paragraph 5); provided, however, that there shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares.

The Company’s transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

(b)           Resale Restrictions. Under no circumstances may shares acquired pursuant to the exercise of options hereunder be disposed of on or prior to the date that is six months after the date such options were granted.

10.           Adjustments Upon Changes in Capitalization and Other Matters.  Upon the occurrence of any of the following events, an optionee’s rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

(a)           Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

(b)           Recapitalization Adjustments.  In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, appropriate adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by an outstanding option, and in the option price of outstanding options under this Plan, shall be made to preserve, without exceeding, the value of such option.

(c)           Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

(d)         Adjustments. Upon the happening of any of the foregoing events set forth in Sections 10(a) through 10(c), the class and aggregate number of shares set forth in paragraph 2 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this paragraph 10 and its determination shall be conclusive.

11.           Restrictions on Issuance of Shares.  Notwithstanding the provisions of paragraphs 4 and 9 of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

(a)           The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

(b)           Counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company’s outstanding Common Stock is then listed.

12.           Representation of Optionee. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

13.           Option Agreement or Certificate.  Each option granted under the provisions of this Plan shall be evidenced by an option agreement or certificate, which agreement or certificate shall be duly executed and delivered on behalf of the Company and delivered to the optionee to whom such option is granted. The option agreement or certificate shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the officer executing it.

14.           Termination and Amendment of Plan.  Options may no longer be granted under this Plan after March 13, 2013, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting, (a) increase the maximum number of shares for which options may be granted under this Plan or the number of shares for which an option may be granted to any participating director hereunder, (b) change the provisions of this Plan regarding the termination of the options or the times when they may be exercised, (c) change the period during which any options may be granted or remain outstanding or the date on which this Plan shall terminate, (d) change the designation of the class of persons eligible to receive options, or otherwise change paragraph 4, (e) materially increase benefits accruing to option holders under this Plan, or (f) amend this Plan in any manner which would cause Rule 16b-3 to become inapplicable to this Plan.  Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

15.           Tax Withholding.  By accepting options under the Plan, each optionee acknowledges that the Company may be required to withhold taxes in connection with the exercise of such options in respect of amounts considered to be compensation includible in the optionee’s gross income.

16.           Governing Law.  The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Original Plan Approved by the Board of Directors on:

March 13, 2003

Original Plan Approved by Stockholders on:

May 1, 2003

Amended and Restated Plan Approved by the Board of Directors on:

October 21, 2003

Amended and Restated Plan Approved by Stockholders on:

October 21, 2003

Second Amended and Restated Plan Approved by the Board of Directors on:

March 11, 2004

Second Amended and Restated Plan Approved by Stockholders on:

April 20, 2004

Approved by the Phase Forward Incorporated Board of Directors

by Written Consent dated June 23, 2005

Amendment to Second Amended and Restated Non-Employee Director Stock Option Plan

RESOLVED:              That, as recommended by the Management, Development and Compensation Committee, the Corporation’s Second Amended and Restated 2003 Non-Employee Director Stock Option Plan (the “Plan”) be and is hereby amended, effective as of the date hereof as if contained in the Plan as originally adopted, by deleting the text of Section 4 of the Plan in its entirety and replacing such text with the following:

“4.   Automatic Grant of Options.  Subject to the availability of shares under this Plan, (i) each person who is a member of the Board during the term of this Plan and who is not an employee or officer of the Company or affiliated with a “Purchaser” (as such term is defined in the Fifth Amended and Restated Investors’ Rights Agreement, as amended) (such director referred to as an “Outside Director”) shall be automatically granted an option (a “Director Option”) to purchase 50,000 shares of Common Stock less the number of shares of Common Stock, if any, then subject to an issued and outstanding stock option or otherwise held by the Outside Director (the “Number of Option Shares”) on the date of the Outside Director’s election to the Board (the “Grant Date”).  The options to be granted under this paragraph 4 shall be the only options ever to be granted at any time to such member under this Plan. Except for the specific options referred to above, no other options shall be granted under this Plan.”